Exhibit 99.1

NewsRelease

TC PipeLines, LP to Release First Quarter 2017 Results on May 4

HOUSTON, Texas – April 20, 2017 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will release its first quarter 2017 financial results on Thursday, May 4, 2017. Management will discuss the Partnership's financial results and latest developments in a teleconference and webcast on Thursday, May 4 at 10:00 a.m. central daylight time (CDT)/11:00 a.m. eastern daylight time (EDT).

Members of the investment community and other interested parties are invited to participate by calling 800.478.9326. Please dial in 10 minutes prior to the start of the call. No pass code is required. A live webcast will also be available through the Partnership's website at www.tcpipelineslp.com. Slides for the conference call will be posted on the Partnership's website under "Events and Presentations" prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CDT) and midnight (EDT) on May 11, 2017, by calling 800.408.3053, then entering pass code 8298744.

TC PipeLines, LP is a Delaware master limited partnership with interests in seven federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Eastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Enquiries:	Mark Cooper / James Millar	403.920.7859
800.608.7859
Unitholder and Analyst Enquiries:	Rhonda Amundson	877.290.2772